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                     SECOND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                            CLAYTON WILLIAMS ENERGY, INC.



    The original Certificate of Incorporation of Clayton Williams Energy, Inc. was filed with the Secretary of State of the state of Delaware on September 27, 1991. A Restated Certificate of Incorporation of Clayton Williams Energy, Inc. was filed with the Secretary of State of the state of Delaware on November 16, 1992 (the "Restated Certificate"). The Restated Certificate was previously amended by that certain Certificate of Amendment of Restated Certificate of Incorporation of Clayton Williams Energy, Inc. filed with the Secretary of State of the state of Delaware on March 8, 1996 (together, the "Amended Restated Certificate"). This Second Restated Certificate of Incorporation restates and further amends the Amended Restated Certificate. This Second Restated Certificate of Incorporation and each of the amendments to the Amended Restated Certificate made herein were duly adopted and approved in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Act") by all necessary action of the Board of Directors and a majority of the outstanding stock of the Clayton Williams Energy, Inc. entitled to vote thereon on August 14, 1996. This Second Restated Certificate of Incorporation shall be referred to hereinafter as the "Certificate of Incorporation."

                                      ARTICLE I

                                         NAME

    The name of the corporation is CLAYTON WILLIAMS ENERGY, INC. (the "Corporation").

                                      ARTICLE II

                                  PERIOD OF DURATION

    The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.

                                     ARTICLE III

                                  PURPOSE AND POWERS

    Section 1. PURPOSE. The purpose for which the Corporation is organized is to engage in any lawful acts or activities for which corporations may be organized under the Act.
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    Section 2.  POWERS.  Subject to any specific written limitations or restrictions imposed by the Act, by other law, or by this Certificate of Incorporation, and solely in furtherance of, but not in addition to, the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the Act which are not inconsistent with this Certificate of Incorporation.

                                      ARTICLE IV

                     CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

    Section 1. AUTHORIZED SHARES. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Eighteen Million (18,000,000), of which (i) Fifteen Million (15,000,000) shall be common stock, par value $.10 per share; and (ii) Three Million (3,000,000) shall be preferred stock par value, $.10 per share.

    The preferred stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Upon adoption of such resolution or resolutions, a Certificate of Designations shall be prepared and filed in accordance with the Act. Each share of any series of preferred stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

    Section 2. PREEMPTIVE RIGHTS. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment hereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or are appurtenant to warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

    Section 3. VOTING. In the exercise of voting privileges, each holder of shares of the common stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of preferred stock of the Corporation shall have such voting rights, if any, as shall be specified for such series. In all elections of directors of the Corporation, cumulative voting is expressly prohibited and directors will be elected by a plurality of votes of shares entitled to vote thereon and represented at a

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meeting of the stockholders at which a quorum is present.  With respect to any action to be taken by the stockholders of the Corporation as to any matter other than the election of directors and except as otherwise required by law, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the stockholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the Act to be, or which may be, taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares of the capital stock of the Corporation entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the Corporation's minute book, and notice of such action shall be sent to all stockholders not signing a consent.

                                      ARTICLE V

                             REGISTERED OFFICE AND AGENT

    The street address of the initial registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

                                      ARTICLE VI

                                      DIRECTORS

    Section 1. NUMBER AND CLASSIFICATION. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than one (1) director, the exact number of which shall be determined in accordance with the Bylaws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Initially, Class I directors shall be elected for a term extending until the first annual meeting of stockholders, Class II directors shall be elected for a term extending until the second annual meeting of stockholders and Class III directors shall be elected for a term extending until the third annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders or until their respective successors are in each case elected and qualified. If the number of directors is changed, any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

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    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Article VI unless expressly provided by such terms. Further, any such directors elected by one or more classes or series of preferred stock may be removed at any time, with or without cause, only by the affirmative vote of the holders of record of a majority of the outstanding shares of such class or series given at a special meeting of such stockholders called for such purpose.

    Section 2. LIMITATION ON LIABILITY OF DIRECTORS. Pursuant to Section 102(b)(7) of the Act, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages from breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Act; or (4) for any transaction from which the director derived an improper personal benefit. If the Act or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Act or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 3 by the stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

    Section 3. ELECTION AND REMOVAL OF DIRECTORS. Election of directors need not be by written ballot. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law.

                                     ARTICLE VII

                         SPECIAL POWERS OF BOARD OF DIRECTORS

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    1.   To adopt, amend or repeal the Bylaws of the Corporation;

    2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

    3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

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    4.   By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation; the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the Act requires a particular matter to be authorized by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; and the Bylaws may provide that in the absence or disqualification of any member of the committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member;

    5. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and in the best interests of the Corporation; and

    6. Except as specifically provided in the Act, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection by any stockholder; no stockholder shall have any right to inspect any account or books or records of the Corporation, except as provided in the Act or authorized by the Board of Directors.

                                     ARTICLE VIII

                             ADDITIONAL POWERS IN BYLAWS

    The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and those expressly conferred upon the board by the Act.

                                      ARTICLE IX

                                   INDEMNIFICATION

    Section 1. MANDATORY INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. To the fullest extent permitted by the Act and other applicable law, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead

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to such an action, suit, or proceeding ("Proceeding"), by reason of the fact that he is or was an officer or a director of the Corporation, or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys'
fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include, to the fullest extent permitted by the Act and other applicable law, the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

    Section 2. NATURE OF INDEMNIFICATION. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 3. INSURANCE. To the fullest extent permitted by the Act and other applicable law, the Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

                                      ARTICLE X

                              ARRANGEMENT WITH CREDITORS

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Act, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Act, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of

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stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the holders of a majority of shares or any class of shares of capital stock of this Corporation outstanding and entitled to vote thereon, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                      ARTICLE XI

                         TRANSACTIONS WITH INTERESTED PARTIES

    No contract or other transaction between the Corporation and any other corporation and no other acts of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contact or transaction and may vote thereat to authorize any such contract or transaction, subject to such limitations as are imposed by the Act or other applicable law. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

    Any contract, transaction, act of the Corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; PROVIDED, HOWEVER, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

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                                     ARTICLE XII

                                      AMENDMENTS

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the Act or this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation. The Bylaws of the Corporation, or any provision thereof, may be adopted, amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

                                     ARTICLE XIII

                                       CAPTIONS

    The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

    IN WITNESS WHEREOF, the undersigned have executed and attested this Restated Certificate of Amendment to the Certificate of Incorporation on this the 30th day of September, 1996.

                             CLAYTON WILLIAMS ENERGY, INC.

                             By:  /s/ L. PAUL LATHAM
                                  ------------------------------------
                                  L. PAUL LATHAM
                                  Executive Vice President


ATTEST:

/s/ MEL G. RIGGS
-------------------------------
MEL G. RIGGS, Secretary



                (SEAL)


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